EXHIBIT 99.6

CONSENT OF RICHARD D. ALDRIDGE

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Richard D. Aldridge, hereby consent to be named as a prospective director of First California Financial Group, Inc. (“FCFG”) in the Registration Statement on Form S-4 of FCFG, dated October 23, 2006, and any subsequent amendments thereto.

Signature:	/s/ RICHARD D. ALDRIDGE
Name:	Richard D. Aldridge

Dated: October 20, 2006